UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2006

FORE HOLDINGS LIQUIDATING TRUST

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50161*	20-3554470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Half Day Road, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (847) 295-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

*	FORE Holdings Liquidating Trust is the transferee of the assets and liabilities of FORE Holdings LLC, and files reports under FORE Holdings LLC’s former Commission file number. FORE Holdings LLC filed a Form 15 on September 29, 2005, indicating its notice of the termination of registration and filing requirements.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 21, 2006, the FORE Holdings Liquidating Trust (the “Liquidating Trust”) sold its last remaining parcel of real estate to 2800 Half Day LLC, an unaffiliated third party, for a gross purchase price of $898,200. The parcel is located in Lincolnshire, Illinois and is comprised of approximately four acres, including a residence.

The parcel was the Liquidating Trust’s sole remaining asset, other than cash. The Liquidating Trust expects to distribute its remaining cash, subject to maintaining sufficient reserves, in the near future.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORE HOLDINGS LIQUIDATING TRUST

By:	/s/ David L. Hunt
Name:	David L. Hunt
Title:	Trustee

Date: December 28, 2006

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